SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 2007

MOST HOME CORP.
(Exact name of Registrant as specified in its charter)

Nevada	0-29067	98-0173359
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Unit 1- 11491 Kingston Street, Maple Ridge, British Columbia, Canada V2X 0Y6 (Address of principal executive office, including Zip Code)
Registrant's telephone number, including area code: (604) 460-7634

ITEM 3.02 Unregistered Sales of Equity Securities

Between April 11, 2007 to July 9, 2007, we issued a total of 750,000 shares of common stock and 750,000 share purchase warrants to two accredited investors for total proceeds of $300,000. Each warrant entitles the investor to purchase one additional common share at an exercise price of between $0.64 and $0.65 per share for a period of three years from closing.

We did not pay any commission in connection with the private placements. The units were sold to the accredited investors pursuant to Regulation 506 under the Securities Act of 1933, as amended. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: July 10, 2007	By: /s/ Michael Schutz Michael Schutz, Chief Financial Officer